Exhibit 99.1

Contacts:               Linda H. Simmons                                     Debbie Mandeville
Chief Financial Officer                                Investor Relations Officer
(401) 574-1652                                            (401) 574-1547
lsimmons@bankri.com                             dmandeville@bankri.com

BancorpRI Announces Net Income Growth of 27.5%

Record diluted earnings of $0.60 per share
Non-performing assets down 10%
Dividend raised by 12%

Providence, R.I. – October 28, 2010 – Bancorp Rhode Island, Inc. (NASDAQ: BARI), the parent company of Bank Rhode Island, today reported record net income of $2.8 million for the quarter ended September 30, 2010, a 27.5 percent increase over the third quarter 2009 net income of $2.2 million and a 4.7 percent increase over net income of $2.7 million in the second quarter 2010.  The Company’s diluted earnings per share (EPS) grew to $0.60 for the third quarter 2010 compared to $0.17 in the prior year period, after preferred stock dividends and discount accretion, and $0.57 for the second quarter 2010.

For the nine month period ended September 30, 2010, the Company reported net income of $7.7 million, or $1.65 diluted EPS, exceeding net income of $4.4 million, or $0.46 diluted EPS, after preferred stock dividends and discount accretion, for the same period in 2009.

“We are encouraged by our results again this quarter as we sustained the momentum of the record net income we produced last quarter,” commented President and CEO, Merrill W. Sherman.  “While much uncertainty persists in the overall environment and banking industry in general, BancorpRI remains focused on our strategic initiatives and capitalizing on our competitive advantages.  We are lending successfully, reducing non-performing assets, and maintaining expense discipline, thereby generating strong bottom-line results for our shareholders.  This gave the Board of Directors the confidence to approve a healthy increase to our common dividend.”

“In addition, our customer outreach efforts continue to be successful; we have again become the top Small Business Administration (SBA) lender in Rhode Island for the second consecutive year,” added Sherman.

BancorpRI Q3 Results
Page Two

The Company’s commercial loan and lease portfolio continued its upward trend, growing to $771.8 million as of September 30, 2010.  This represented an increase of $39.4 million or 5.4 percent from year-end 2009 and $7.4 million or 1.0 percent from June 30, 2010. Consumer loans were $202.4 million as of September 30, 2010, down from $207.4 million at June 30, 2010.  Residential mortgage loans were $161.1 million, a decrease of $3.6 million from June 30, 2010.

Total deposits were $1.1 billion as of September 30, 2010, up $17.4 million from year-end 2009 and down by $58.3 million from June 30, 2010.  The latter decline was expected and was due to the previously disclosed temporary inflow of demand deposits in June attributable to the settlement of personal injury litigation to which the Bank was not a party.  Core deposits (demand deposits, NOW, money market and savings accounts) at September 30, 2010, have risen to 67.7 percent of total deposits, compared to 64.8 percent at year-end 2009.

Net interest income for the third quarter 2010 was $13.5 million, compared to $12.7 million in the third quarter 2009, and $13.6 million in the second quarter 2010.  This increase from prior year was driven by the significant improvement in the net interest margin.  Net interest margin for the third quarter 2010 was 3.61 percent, an increase of 23 basis points from the third quarter 2009 and a decrease of 6 basis points from the second quarter 2010.  On a year-to-date basis, net interest income was $40.2 million, an increase of $4.9 million or 13.8 percent from 2009, and the net interest margin was 3.59 percent, an increase of 40 basis points from a year ago.

Noninterest income was $2.3 million for the third quarter 2010, above the $2.2 million in the third quarter 2009 and unchanged from the second quarter 2010. The increase in noninterest income from the prior year was primarily the result of a gain on the sale of two mortgage-backed securities offset by a charge of $417,000 incurred as the result of an investment security deemed to be other-than-temporarily impaired.  On a year-to-date basis, noninterest income was $6.9 million, an increase of 1.1 percent from 2009.

Noninterest expense was $10.4 million in the third quarter 2010, compared to $9.8 million in the third quarter 2009, and down slightly from the second quarter 2010.  On a year-to-date basis, noninterest expense was $31.3 million, an increase of $1.7 million over the same period in 2009.  The increase in the year-to-date comparison was primarily driven by higher compensation and loan workout and other real estate owned related costs, partially offset by a reduction in FDIC insurance expense.

Nonperforming assets at September 30, 2010, were $15.2 million, or 0.96 percent of total assets, down 9.6 percent from $16.8 million, or 1.04 percent at June 30, 2010, and down 24.3 percent from $20.0 million, or 1.26 percent at December 31, 2009.  Net charge-offs were $459,000 or 0.16 percent of average loans and leases for the third quarter 2010, down from $2.3 million or 0.81 percent in the third quarter 2009

BancorpRI Q3 Results
Page Three

and $779,000 or 0.28 percent in the second quarter 2010.  On a year-to-date basis, the net charge-offs were $2.7 million or 0.33 percent of average loans and leases, a decrease of $1.5 million over the same period in 2009.

The provision for loan and lease losses was $1.3 million for the third quarter 2010 compared to $1.9 million in the third quarter 2009, and $1.6 million on a linked quarter basis.  On a year-to-date basis, the provision was $4.4 million, a decrease of $1.7 million from the same period in 2009.  The allowance for loan and lease losses as a percent of total loans and leases was 1.60 percent at September 30, 2010, up from 1.53 percent at June 30, 2010.

Total assets at September 30, 2010, were $1.6 billion, down 1.0 percent from year-end 2009 and a decrease of 2.5 percent from June 30, 2010.

At September 30, 2010, the Company’s tier 1 capital ratio was approximately 8.00 percent and its total risk-based capital ratio was approximately 12.50 percent.

The Company’s Board of Directors approved a dividend of $0.19 per share, an increase of $0.02 per share.  The dividend will be paid on December 8, 2010, to shareholders of record on November 17, 2010.

Company executives will host a conference call Thursday, October 28, at 10 a.m. Eastern Time (ET) to discuss the Company’s third quarter 2010 results.  Access to the conference call is available by dialing toll free (877) 317-6789, or via webcast in the Investor Relations section of the website at www.bankri.com.  International callers can join by dialing (412) 317-6789.  Please dial in at least 10 minutes prior to the start of the call to ensure a timely connection.

There will be a replay of the call available the same day beginning at approximately 12:00 p.m. ET that can be accessed through 9:00 a.m. ET on Wednesday, November 3, 2010.  The replay dial-in number is (877) 344-7529; when prompted, enter conference ID number 444716.  The webcast will be archived in the Investor Relations section of the website at www.bankri.com.

About BancorpRI
Bancorp Rhode Island, Inc. is the parent company of Bank Rhode Island, a full-service, FDIC-insured, state-chartered financial institution. The Bank, headquartered in Providence, Rhode Island, operates 16 branches and more than 60 ATMs throughout Providence, Kent and Washington Counties.  As of September 30, 2010, BankRI had $1.6 billion in assets and $1.1 billion in deposits.  For more information, visit www.bankri.com.

This release may contain “forward-looking statements” within the meaning of section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the company's present expectations or beliefs concerning future events. The company cautions that such statements are necessarily based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic conditions and changing competition which could cause actual future results to differ materially from those indicated herein. Further information on these risk factors is included in the company's filings with the Securities and Exchange Commission.

###

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30
	2010	2009	2010	2009
	(In thousands, except per share data)
FINANCIAL DATA:
Net interest income	$13,478	$12,666	$40,192	$35,321
Provision for loan and lease losses	1,275	1,900	4,425	6,110
Noninterest income	2,289	2,241	6,889	6,812
Noninterest expense	10,350	9,812	31,268	29,580
Net income	2,808	2,203	7,708	4,406
Net income applicable to common shares	2,808	779	7,708	2,109

FINANCIAL PERFORMANCE RATIOS:
Return on assets (3) (6)	0.71%	0.56%	0.66%	0.38%
Return on equity (4) (6)	8.57%	2.56%	8.16%	2.33%
Net interest margin (2) (6)	3.61%	3.38%	3.59%	3.19%
Efficiency ratio (5) (6)	65.64%	65.82%	66.41%	70.21%
PER SHARE DATA:
Earnings per share - basic	$0.60	$0.17	$1.65	$0.46
Earnings per share - diluted	0.60	0.17	1.65	0.46
Book value per share of common stock	27.98	26.46	27.98	26.46
Tangible book value per share of common stock	25.35	23.85	25.35	23.85
Market value (at period end)	27.93	24.98	27.93	24.98
Dividends per share	0.17	0.17	0.51	0.51

CAPITAL RATIOS:
Tier 1 capital ratio (7)	8.00%	7.80%
Total risk-based capital ratio (7)	12.50%	12.07%
Tangible common equity ratio (1) (6)	7.59%	7.06%

	Three Months Ended
	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009
	(In thousands)
BALANCE SHEET:
Total assets	$1,573,323	$1,613,520	$1,586,778	$1,589,946	$1,569,084
Total loans and leases	1,135,227	1,136,524	1,123,838	1,111,847	1,116,627
Total deposits	1,115,683	1,174,020	1,107,071	1,098,284	1,091,931
Shareholders' equity	130,769	129,127	123,679	120,661	121,961

ASSET QUALITY:
Total nonperforming assets	$15,152	$16,759	$16,392	$20,015	$16,894
Nonperforming assets / total assets	0.96%	1.04%	1.03%	1.26%	1.08%
Allowance for loans and leases	$18,212	$17,396	$16,625	$16,536	$16,537
Allowance to total loans and leases	1.60%	1.53%	1.48%	1.49%	1.48%
Net charge-offs	$459	$779	$1,511	$3,808	$2,268
Net charge-offs to average loans	0.16%	0.28%	0.55%	1.35%	0.81%

BANCORP RHODE ISLAND, INC.
Selected Financial Highlights (unaudited)

	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009
	(in thousands)

LOAN AND LEASE PORTFOLIO:
Commercial loans and leases:
Commercial real estate - non-owner occupied	$202,342	$191,345	$193,868	$180,416	$174,039
Commercial real estate - owner occupied	177,526	179,109	172,174	168,425	168,099
Commercial & industrial	156,042	163,088	164,448	167,968	173,011
Multi-family	73,375	67,588	66,716	66,350	58,622
Small business	59,756	59,833	57,911	56,148	55,442
Construction	31,035	30,675	30,105	23,405	23,380
Leases and other	76,417	77,688	72,969	75,057	78,506
Subtotal	776,493	769,326	758,191	737,769	731,099
Unearned lease income	(6,516)	(6,777)	(7,039)	(7,693)	(9,218)
Net deferred loan origination costs	1,777	1,825	1,041	2,321	2,540
Total commercial loans and leases	771,754	764,374	752,193	732,397	724,421

Residential mortgages	161,106	164,750	170,200	173,294	182,303

Consumer loans	202,367	207,400	201,445	206,156	209,903

Total loans and leases	$1,135,227	$1,136,524	$1,123,838	$1,111,847	$1,116,627

(1)	Calculated by dividing common shareholders’ equity less goodwill by total assets less goodwill.
(2)	Calculated by dividing annualized net interest income by average interest-earning assets.
(3)	Calculated by dividing annualized net income by average total assets.
(4)	Calculated by dividing annualized net income applicable to common shares by average common shareholders’ equity.
(5)	Calculated by dividing noninterest expense by net interest income plus noninterest income.
(6)	Non-GAAP performance measure.
(7)	Tier 1 capital and total risk-based capital ratio are estimated for September 30, 2010.

BANCORP RHODE ISLAND, INC.
Consolidated Balance Sheet (unaudited)

	September 30,	December 31,
	2010	2009
	(In thousands)

ASSETS:
Cash and due from banks	$15,828	$18,866
Overnight investments	451	1,964
Total cash and cash equivalents	16,279	20,830
Available for sale securities (amortized cost of $334,074 and
$380,108, respectively)	342,080	381,839
Stock in Federal Home Loan Bank of Boston	16,274	16,274
Loans and leases receivable:
Commercial loans and leases	771,754	732,397
Residential mortgage loans	161,106	173,294
Consumer and other loans	202,367	206,156
Total loans and leases receivable	1,135,227	1,111,847
Allowance for loan and lease losses	(18,212)	(16,536)
Net loans and leases receivable	1,117,015	1,095,311
Premises and equipment, net	12,072	12,378
Goodwill	12,262	12,239
Accrued interest receivable	4,648	4,964
Investment in bank-owned life insurance	30,964	30,010
Prepaid expenses and other assets	21,729	16,101
Total assets	$1,573,323	$1,589,946

LIABILITIES:
Deposits:
Demand deposit accounts	$242,628	$204,281
NOW accounts	66,166	74,558
Money market accounts	82,151	65,076
Savings accounts	364,160	367,225
Certificates of deposit accounts	360,578	387,144
Total deposits	1,115,683	1,098,284
Overnight and short-term borrowings	36,028	40,171
Wholesale repurchase agreements	20,000	20,000
Federal Home Loan Bank of Boston borrowings	232,024	277,183
Subordinated deferrable interest debentures	13,403	13,403
Other liabilities	25,416	20,244
Total liabilities	1,442,554	1,469,285
SHAREHOLDERS’ EQUITY:
Common stock, par value $0.01 per share, authorized 11,000,000 shares:
Issued: (5,047,942 shares and 4,969,444 shares, respectively)	50	50
Additional paid-in capital	73,697	72,783
Treasury stock, at cost (373,850 shares and 364,750 shares, respectively)	(12,527)	(12,309)
Retained earnings	64,345	59,012
Accumulated other comprehensive income, net	5,204	1,125
Total shareholders’ equity	130,769	120,661
Total liabilities and shareholders’ equity	$1,573,323	$1,589,946

BANCORP RHODE ISLAND, INC.
Consolidated Statements of Operations (unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(In thousands, except per share data)

Interest and dividend income:
Overnight investments	$1	$1	$6	$10
Mortgage-backed securities	2,764	3,336	9,034	10,099
Investment securities	462	540	1,502	1,527
Loans and leases	14,927	15,123	44,600	44,716
Total interest and dividend income	18,154	19,000	55,142	56,352
Interest expense:
Deposits	1,910	3,308	6,352	12,026
Overnight and short-term borrowings	16	19	53	67
Wholesale repurchase agreements	139	141	421	408
Federal Home Loan Bank of Boston borrowings	2,438	2,691	7,621	7,966
Subordinated deferrable interest debentures	173	175	503	564
Total interest expense	4,676	6,334	14,950	21,031
Net interest income	13,478	12,666	40,192	35,321
Provision for loan and lease losses	1,275	1,900	4,425	6,110
Net interest income after provision for loan and lease losses	12,203	10,766	35,767	29,211
Noninterest income:
Total other-than-temporary impairment losses on
available for sale securities	5	(696)	54	(696)
Non-credit component of other-than-temporary impairment losses
recognized in other comprehensive income	(422)	626	(1,086)	626
Credit component of other-than-temporary impairment losses on	(417)	(70)	(1,032)	(70)
available for sale securities
Service charges on deposit accounts	1,337	1,396	3,949	3,973
Gain on sale of available for sale securities	465	-	1,043	61
Income from bank-owned life insurance	320	313	953	906
Loan related fees	162	75	484	703
Commissions on nondeposit investment products	144	322	529	589
Net gains on lease sales and commissions on loans
originated for others	44	13	86	61
Other income	234	192	877	589
Total noninterest income	2,289	2,241	6,889	6,812
Noninterest expense:
Salaries and employee benefits	5,829	5,224	17,418	15,303
Occupancy	827	864	2,517	2,652
Data processing	667	659	1,975	1,949
Professional services	549	609	1,718	1,953
FDIC insurance	475	502	1,425	2,065
Marketing	333	327	974	974
Equipment	266	226	776	709
Loan workout and other real estate owned	196	219	869	496
Loan servicing	133	174	480	522
Other expenses	1,075	1,008	3,116	2,957
Total noninterest expense	10,350	9,812	31,268	29,580
Income before income taxes	4,142	3,195	11,388	6,443
Income tax expense	1,334	992	3,680	2,037
Net income	2,808	2,203	7,708	4,406
Preferred stock dividends	-	(142)	-	(892)
Prepayment charges and accretion of preferred stock discount	-	(1,282)	-	(1,405)
Net income applicable to common shares	$2,808	$779	$7,708	$2,109

Per share data:
Basic earnings per common share	$0.60	$0.17	$1.65	$0.46
Diluted earnings per common share	$0.60	$0.17	$1.65	$0.46
Cash dividends declared per common share	$0.17	$0.17	$0.51	$0.51
Weighted average common shares outstanding – basic	4,674	4,606	4,653	4,599
Weighted average common shares outstanding – diluted	4,703	4,634	4,682	4,620

BANCORP RHODE ISLAND, INC.
Asset Quality Analysis (unaudited)

	Three Months Ended
	Sep 30, 2010	Jun 30, 2010	Mar 31, 2010	Dec 31, 2009	Sep 30, 2009
	(Dollars in thousands)

NON-PERFORMING ASSETS:

Nonperforming loans & leases:
Commercial real estate	$5,384	$5,131	$4,952	$6,909	$3,159
Commercial & industrial	1,455	1,155	1,544	2,919	3,263
Multifamily	-	-	-	205	205
Small business	1,158	986	957	1,147	585
Construction	469	469	710	469	469
Leases	1,115	2,252	1,415	1,878	1,059
Residential mortgage	3,570	3,737	4,349	4,124	5,175
Consumer	871	1,081	442	664	984
Total nonperforming loans & leases	14,022	14,811	14,369	18,315	14,899

Other real estate owned	1,130	1,948	2,023	1,700	1,995

Total nonperforming assets	$15,152	$16,759	$16,392	$20,015	$16,894

Total nonperforming loans & leases / total loans & leases	1.24%	1.30%	1.28%	1.65%	1.33%
Total nonperforming assets / total assets	0.96%	1.04%	1.03%	1.26%	1.08%

PROVISION AND ALLOWANCE FOR LOAN LOSSES:

Balance at beginning of period	$17,396	$16,625	$16,536	$16,537	$16,905
Charged-off loans & leases	(487)	(909)	(1,612)	(3,893)	(2,285)
Recoveries on charged-off loans & leases	28	130	101	85	17
Net loans & leases charged-off	(459)	(779)	(1,511)	(3,808)	(2,268)
Provision for loan and lease losses	1,275	1,550	1,600	3,807	1,900
Balance at end of period	$18,212	$17,396	$16,625	$16,536	$16,537

Allowance to nonperforming loans & leases	129.88%	117.45%	115.70%	90.29%	110.99%
Allowance to total loans & leases	1.60%	1.53%	1.48%	1.49%	1.48%

NET CHARGE-OFFS:

Commercial real estate	$-	$(100)	$549	$322	$50
Commercial & industrial	(5)	(4)	(11)	1,807	1,412
Other commercial loans & leases	226	387	529	238	227
Residential mortgages	89	490	347	852	556
Consumer	149	6	97	589	23
Total net charge-offs	$459	$779	$1,511	$3,808	$2,268

Net charge-offs to average loans & leases	0.16%	0.28%	0.55%	1.35%	0.81%

DELINQUENCIES AND NON-ACCRUING LOANS AND LEASES AS % OF TOTAL LOANS:

Loans & leases 30-59 days past due	0.47%	0.90%	0.90%	0.95%	0.97%
Loans & leases 60-89 days past due	0.22%	0.21%	0.22%	0.19%	0.16%
Loans & leases 90+ days past due and still accruing	-	0.08%	-	0.07%	0.02%
Total accruing past due loans & leases	0.69%	1.19%	1.12%	1.21%	1.15%

Non-accrual loans & leases	1.24%	1.22%	1.28%	1.57%	1.31%

Total delinquent and nonaccrual loans & leases	1.93%	2.41%	2.40%	2.78%	2.46%

BANCORP RHODE ISLAND, INC.
Consolidated Average Balances, Yields and Costs (unaudited)

	Three Months Ended September 30,
(Dollars in thousands)	2010			2009

	Average Balance	Interest Earned/Paid	Average Yield	Average Balance	Interest Earned/Paid	Average Yield
ASSETS:
Earning assets:
Overnight investments	$5,220	$1	0.08%	$851	$1	0.06%
Available for sale securities	344,872	3,226	3.74%	360,586	3,876	4.26%
Stock in the FHLB	16,274	-	0.00%	16,024	-	0.00%
Loans and leases receivable:
Commercial loans and leases	760,236	10,788	5.64%	718,175	10,437	5.78%
Residential mortgages loans	162,473	1,874	4.61%	187,041	2,302	4.92%
Consumer and other loans	205,978	2,265	4.36%	212,109	2,384	4.46%
Total earning assets	1,495,053	18,154	4.83%	1,494,786	19,000	5.06%
Cash and due from banks	15,617			16,828
Allowance for loans and leases	(17,683)			(17,088)
Premises and equipment	12,136			12,604
Goodwill, net	12,262			12,051
Accrued interest receivable	4,346			4,355
Bank-owned life insurance	30,761			29,465
Prepaid expenses and other assets	16,535			9,069
Total assets	$1,569,027			$1,562,070

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
NOW accounts	$71,493	$10	0.06%	$65,365	$13	0.08%
Money market accounts	81,539	138	0.68%	43,543	140	1.27%
Savings accounts	366,125	395	0.43%	369,019	707	0.76%
Certificate of deposit accounts	364,245	1,367	1.49%	398,923	2,448	2.43%
Overnight and short-term borrowings	39,675	16	0.16%	41,566	19	0.19%
Wholesale repurchase agreements	13,804	139	3.94%	15,326	141	3.63%
FHLB borrowings	233,124	2,438	4.09%	276,722	2,691	3.81%
Subordinated deferrable interest debentures	13,403	173	5.08%	13,403	175	5.18%
Total interest-bearing liabilities	1,183,408	4,676	1.57%	1,223,867	6,334	2.05%

Noninterest-bearing deposits	242,389			197,313
Other liabilities	13,223			5,585
Total liabilities	1,439,020			1,426,765

Shareholders' equity:	130,007			135,305
Total liabilities and shareholders' equity	$1,569,027			$1,562,070

Net interest income		$13,478			$12,666

Net interest spread			3.26%			3.01%

Net interest margin			3.61%			3.38%

BANCORP RHODE ISLAND, INC.
Consolidated Average Balances, Yields and Costs (unaudited)

(Dollars in thousands)	Nine Months Ended September 30,
	2010			2009

	Average Balance	Interest Earned/Paid	Average Yield	Average Balance	Interest Earned/Paid	Average Yield

ASSETS:
Earning assets:
Overnight investments	$3,174	$6	0.27%	$1,607	$10	0.80%
Available for sale securities	354,663	10,536	3.96%	358,019	11,626	4.34%
Stock in the FHLB	16,274	-	0.00%	15,790	-	0.00%
Loans and leases receivable:
Commercial loans and leases	750,035	32,042	5.71%	695,368	30,184	5.80%
Residential mortgages loans	167,354	5,842	4.65%	197,588	7,422	5.01%
Consumer and other loans	204,692	6,716	4.39%	211,613	7,110	4.49%
Total earning assets	1,496,192	55,142	4.92%	1,479,985	56,352	5.08%
Cash and due from banks	15,963			19,122
Allowance for loans and leases	(17,316)			(15,852)
Premises and equipment	12,246			12,528
Goodwill, net	12,235			12,056
Accrued interest receivable	4,323			4,286
Bank-owned life insurance	30,440			29,164
Prepaid expenses and other assets	16,103			8,991
Total assets	$1,570,186			$1,550,280

LIABILITIES AND SHAREHOLDERS' EQUITY:
Interest-bearing liabilities:
Deposits:
NOW accounts	$69,857	$37	0.07%	$64,576	$45	0.09%
Money market accounts	78,103	452	0.77%	21,602	192	1.19%
Savings accounts	369,686	1,432	0.52%	380,308	2,720	0.96%
Certificate of deposit accounts	374,848	4,431	1.58%	414,011	9,069	2.93%
Overnight and short-term borrowings	38,617	53	0.18%	46,253	67	0.20%
Wholesale repurchase agreements	17,326	421	3.20%	11,795	408	4.62%
FHLB borrowings	250,721	7,621	4.01%	258,189	7,966	4.07%
Subordinated deferrable interest debentures	13,403	503	4.98%	13,403	564	5.61%
Total interest-bearing liabilities	1,212,561	14,950	1.65%	1,210,137	21,031	2.32%

Noninterest-bearing deposits	220,576			184,747
Other liabilities	10,742			11,258
Total liabilities	1,443,879			1,406,142

Shareholders' equity:	126,307			144,138
Total liabilities and shareholders' equity	$1,570,186			$1,550,280

Net interest income		$40,192			$35,321

Net interest spread			3.27%			2.76%

Net interest margin			3.59%			3.19%